UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2012

(Date of Earliest Event Reported)

BlackBox Semiconductor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52982	74-3197968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1462 Erie Boulevard

Schenectady, New York 12305

(Address of principal executive offices)

(518) 935-2830

(Registrant's telephone number, including area code)

________________________________________________________

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Effective as of August 22, 2012, BlackBox Semiconductor, Inc., a Nevada corporation (the “Company”) issued 44,000,000 of its restricted common shares to Luis J. Leung, a member of the Company’s board of directors, and the Companies Chief Executive Officer, in exchange for discharge of all services rendered between  November 14, 2012 and July 31, 2012, valued at $ 22,000.00.  No placement agent was used in connection with the sale to Mr. Leung and no finders or other fees were paid in connection therewith.  The foregoing transaction was approved by all directors.  After the foregoing issuance, and as of the date of filing hereof, the Company has 198,245,929 of its common shares issued and outstanding, and excluding any shares issuable upon exercise or conversion of warrants or debt instruments.

The shares issued are restricted securities pursuant to Rule 144 of the rules promulgated under the Securities Act of 1933, as amended, and, the Company believes that the foregoing issuance is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder and Regulation D thereunder, as a transaction not involving any public offering.

Item 9.  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOX SEMICONDUCTOR, INC.

Date:  October 10, 2012

By:  /s/ Luis Leung

Name: Luis Leung

Title:  CEO